NTS, Inc.

INCORPORATED UNDER THE LAWS
OF THE STATE OF NEVADA

CUSIP NO. 629438 10 5

150,000,000 AUTHORIZED COMMON SHARES
PAR VALUE: $0.001

Number

Shares

This Certifies that

Is the Registered Owner of

Fully Paid and Non-Assessable Shares of Common Stock of NTS, Inc.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the state of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

NTS, Inc.
INCORPORATED
SEPTEMBER
2000
NEVADA

SECRETARY

PRESIDENT

Countersigned & Registered: Transfer Online, Inc.
512 SE Salmon, Portland, OR 97214
(503) 227-2950

By ______________
Authorized Signature

Number

Warrants

NTS, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

NON-TRADABLE

This Certifies that

is the Registered Owner of ______________________________ Warrants.

FOR THE VALUE RECEIVED, the Registered Owner or assigns, subject to all of the terms and conditions hereof, are entitled until the date of expiration for each Warrant represented hereby, the right to purchase, one fully paid and non-assessable share of the common stock, $0.001 par value, hereinafter called Common Stock, of NTS, Inc., a Nevada corporation, hereinafter called the Company, at the purchase price of $ per share, and to receive a certificate or certificates for the Common Stock so purchased, upon presentation and surrender to the Company of this Warrant Certificate, with the form of subscription duly executed, and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check payable to the order of the Company. The Warrants represented hereby are subject to all of the terms and conditions set forth on the reverse side of this certificate.

Date of Expiration:

Dated:

COUNTERSIGNED BY:

TRANSFER ONLINE, INC.
512 SE Salmon, Portland, OR 97214
TRANSFER AGENT

AUTHORIZED SIGNATURE

NTS, Inc.
INCORPORATED
SEPTEMBER
2000
NEVADA

PRESIDENT

SECRETARY